EXHIBIT 99.5

CONSENT OF RODOLFO JOSE GONZALEZ CACERES

Horizon Space Acquisition I Corp. intends to file a Registration Statement on Form S-1 (together with any amendments or supplements thereto, the “Registration Statement”), registering securities for issuance in its initial public offering. As required by Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement as a Director Nominee.

November 29, 2022	/s/ Rodolfo Jose Gonzalez Caceres
Rodolfo Jose Gonzalez Caceres